UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 26, 2013

blackhawk capital group bdc, inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (917) 338-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

Blackhawk Capital Group BDC, Inc., a Delaware corporation and business development company under the Investment Company Act of 1940 (“Blackhawk”), and its affiliate, The Concorde Group, Inc., a Delaware corporation (“Concorde”), had entered into that certain Transaction Agreement dated October 5, 2012 with Rosmir Capital Corp. ("Rosmir" or "Lender") of Toronto, Canada, (the “Transaction Agreement”). The Transaction Agreement was amended on November 30, 2012 by Amendment No. 1 to the Transaction Agreement (the “Amendment”). Reference is made to Blackhawk's Form 8-K filings with the SEC on October 9, 2012 and December 3, 2012 describing the Transaction Agreement with Rosmir and the Amendment, respectively. Both filings are fully incorporated herein by reference.

Blackhawk and Concorde terminated the Transaction Agreement, as amended, effective as of the date of this report as a result of the Lender’s failure to satisfy the condition precedent set forth in Section 2.4 of the Transaction Agreement concerning Blackhawk’s due diligence of the Lender. No early termination penalties were incurred by Blackhawk in connection with the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer